EXHIBIT 23.2

Schumacher & Associates, Inc.
Certified Public Accountants
7931 S. Broadway, #314
Littleton, CO  80122

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in Amendment No. 1 to the Registration Statement of China Pediatric Pharmaceuticals, Inc. (formerly known as Lid Hair Studios International, Inc.), on Form S-1, of our report dated August 20, 2009, relating to the consolidated financial statements of Lid Hair Studios International, Inc., for the two years ended May 31, 2009 and 2008.

/s/ Schumacher & Associates, Inc.

Schumacher & Associates, Inc.

Littleton, Colorado
April 12, 2010